EXHIBIT 10.3
RESTRICTIVE COVENANT AGREEMENT
     THIS RESTRICTIVE COVENANT AGREEMENT (“Agreement”) is entered into as of [                                        ], by and between [                                        ] (“Employee”) and WSI Industries, Inc., (the “Company” or the “Employer”).
     IN CONSIDERATION of employment, and the Employment (Change in Control) Agreement and the other benefits offered Employee dated this date between Employee and Employer, to which Employee was not otherwise entitled to, the Company and Employee agree as follows:
     1. Confidential Information.
          1.1 “Confidential Information” Defined. “Confidential Information” means information not generally known and proprietary to the Company or to a third party for whom the Company is performing work, including, without limitation, information concerning any patents or trade secrets, confidential or secret designs, processes, formulae, source codes, plans, devices or material, research and development, proprietary software, analysis, techniques, materials or designs (whether or not patented or patentable), directly or indirectly useful in any aspect of the business of the Company, any vendor names, customer and supplier lists, databases, management systems and sales and marketing plans, accounting and financial reports, evaluations, statements, audits of the Company or other affiliated entity, any confidential secret development or research work of the Company, or any other confidential information or proprietary aspects of the business of the Company. All information which Employee acquires or becomes acquainted with during Employee’s employment by the Company (including employment by an affiliated company), whether developed by Employee or by others, which Employee has a reasonable basis to believe to be Confidential Information, or which is treated by the Company as being Confidential Information, shall be presumed to be Confidential Information.
          1.2 Disclosures and Use by Employee. Employee will not, during or at any time after the term of employment under this Agreement, divulge, disclose or communicate to any person or entity, or use for Employee’s benefit or for the benefit of any third party, in any manner whatsoever, whether directly or indirectly, any information concerning any matters affecting or relating to the business of Employer, including any of its customers, the prices it obtains or has obtained from the sale of, or at which it sells or has sold, its products, or any other information concerning its business, its manner of operation, its plans, processes, specifications, merchandising techniques, or other data. Employee understands that such matters and information are important, material, and confidential and are necessary to the effective and successful conduct of Employer’s business and goodwill, and that any breach of the terms of this paragraph shall be a material breach of this agreement.
          1.3 Scope of Obligation. The foregoing obligations of confidentiality shall not apply to any knowledge or information which is now published or which subsequently becomes generally publicly known in the form in which it was obtained from the Company, other than as a direct or indirect result of the breach of this Agreement by Employee.
          1.4 Ownership Rights: Confidentiality. Employee shall not acquire any rights hereunder or during employment to any documents, records, tangible property, goodwill, trade secrets, customer lists, proprietary interests, Confidential Information, or other property of Employer, whether tangible or intangible. All such technical and business information of Employer, including any records or documents which Employee shall compile while employed with Employer, are to be considered confidential.
     2. Non-competition and Non-solicitation.
          2.1 Non-competition.
     (a) During and After Employment. Throughout the period of Employee’s employment with Employer, and thereafter for the period described in Section 2.1(c) set forth below, Employee shall not, for any reason whatsoever, directly or indirectly, plan, organize, advise, own, manage, operate, control, be employed by, participate in or be connected in any manner with the ownership, management, operation or control of any business similar to the type of business conducted by Employer, and will not conspire with others to do so as a shareholder, officer, director, agent, employee, advisor, consultant or independent contractor of any competing business. A competing business includes any corporation, limited liability company, partnership, proprietorship, association, or other entity or person engaged in developing, producing, designing, providing, soliciting orders for, selling, distributing or marketing products or services that directly or indirectly compete with any of the Company’s products, services or business. Ownership by Employee, as a passive investment, of capital stock or other securities of any corporation dissimilar from the Company shall not constitute a breach of this Section 2.1(a).
     (b) Restriction as to Territory. Employee’s agreement not to compete against Employer shall extend throughout the territory where it actually does business or may reasonably expect to do business and the territory where its customers are located.
     (c) Restriction as to Duration. The duration of this agreement not to compete shall extend throughout the term of Employee’s employment with Employer and for an additional twelve (12) months thereafter; provided, however, that the duration of the foregoing covenant shall be extended beyond the time period set forth herein for a period equal to the duration of any breach or default of such covenant by Employee. Employee agrees that this restriction as to duration is reasonable in light of the nature of Employee’s job.
     (d) Independent Covenant. Employee’s agreement not to compete as set forth in this Section 2.1 is understood to be an independent covenant and agreement on Employee’s part which may be enforced against Employee regardless of any claim Employee may have or assert against Employer.
     (e) Court Ruling. In the event that the foregoing agreement not to compete is determined by a court of competent jurisdiction to be excessive in its duration or in the area to which it applies, it shall be considered modified and valid for such duration and for such area as said court may determine to be reasonable under the circumstances.
          2.2 Non-solicitation. Employee further agrees that Employee will not at any time during employment with the Company and for the period of twelve (12) months following the last day of employment with the Company, directly or indirectly, induce or influence any employee of the Company to leave the employ of the Company or any consultant or other independent contractor for the Company to change or terminate any relationship between that person and the Company.
          2.3 Prohibited Activity. Employee further agrees that, Employee will not, directly or indirectly, assist or encourage any other person in carrying out, directly or indirectly, any activity that would be prohibited by the above provisions of this Section 2 if such activity were carried out by Employee, directly or indirectly, or induce any employee of the Company to carry out, directly or indirectly, any such activity.
     3. Copy to New Employer. Throughout the term of this Agreement, and for a period of twelve (12) months thereafter, Employee will inform Employee’s new or prospective employer, prior to accepting employment, of the existence of this Agreement and will provide such employer a copy thereof.
     4. Termination. Notwithstanding any termination of employment, Employee, in consideration of employment through the date of such termination, shall remain bound by the provisions of this Agreement, which specifically relate to periods, activities or obligations upon or subsequent to the termination of Employee’s employment.
     5. Settlement of Disputes.
          5.1 Resolution of Certain Claims - Injunctive Relief. Claims brought by the Company asserting a violation of this Agreement, or seeking to enforce, by injunction or otherwise, the terms this Agreement may be maintained by the Company in a lawsuit subject to the terms of Section 5.2. Employee agrees that, in addition to, but not to the exclusion of any other available remedy, the Company shall have the right to enforce the provisions of this Agreement by applying for and obtaining temporary and permanent restraining orders or injunctions from a court of competent jurisdiction without the necessity of filing a bond therefore, and the Company shall be entitled to recover from Employee its reasonable attorneys’ fees and costs in enforcing this Agreement.
          5.2 Venue. Any action at law, suit in equity, or judicial proceeding arising directly, indirectly, or otherwise in connection with, out of, related to or from this Agreement or any provision hereof, shall be litigated only in the courts of the state of Minnesota, or the Federal District Court, District of Minnesota. Employee waives any right Employee may have to transfer or change the venue of any litigation brought against Employee by the Company. Employee also waives any claim of inconvenient forum.
          5.3 Severability. In the event any provision of this Agreement is found to be illegal or unenforceable, such provision shall be severed or modified to the extent necessary to make it enforceable, and as so severed or modified, the remainder of this Agreement shall remain in full force and effect. Employee expressly stipulates that this Agreement be given the construction which renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms possible under applicable law).
     6. Miscellaneous.
          6.1 Governing Law. This Agreement is made under and shall be governed by and construed in accordance with the laws of the state of Minnesota other than its law dealing with conflicts of law.
          6.2 Amendments. No amendment or modification of this Agreement shall be deemed effective unless made in writing and signed by both Employee and the Company.
          6.3 No Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel to enforce any provision of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.
          6.4 Assignment. This Agreement shall not be assignable, in whole or in part, by the Employee. This Agreement is freely assignable by the Company in connection with a sale of substantially all of the equity or assets of the Company.
          6.5 Effect of Agreement. Nothing contained in this Agreement is intended to create an express or implied contract of employment or guarantee of employment. Employee agrees that Employee is employed “at will” and agrees that the Company is not by reason of this Agreement obligated to continue Employee’s employment at any time, for any reason.
          6.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
          6.7 Captions and Headings. The captions and paragraph headings used in this Agreement are for convenience of reference only, and shall not affect the construction or interpretation of this Agreement or any of the provisions thereof.

     IN WITNESS WHEREOF, Employee and the Company have executed this Agreement as of the date set forth in the first paragraph.

WSI INDUSTRIES, INC.

By:

Its:

EMPLOYEE

[Restrictive Covenant Agreement entered into by Michael J. Pudil on October 7, 2009, Paul D. Sheely on October 7, 2009 and Benjamin Rashleger on October 12, 2009.]